Auto-trol Technology Corporation

                          12500 North Washington Street

                           Denver, Colorado 80241-2400


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     The Annual Meeting of Shareholders of Auto-trol Technology Corporation (the "Company") will be held on Tuesday, January 30, 2001, at the Company's headquarters, 12500 North Washington Street, Denver, Colorado, at 10:00 a.m. Mountain Standard Time. At the meeting, the shareholders will consider and act upon the following matters:


     1. The election of directors to serve until the next annual meeting or until their successors are duly elected and qualified.

     2. The approval and adoption of a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 40,000,000 (forty million) shares to 60,000,000 (sixty million) shares.

     3. The approval and adoption of a proposal to amend the Company's Special Purpose Stock Option Plan and Incentive Stock Option Plan to increase the authorized number of shares of Common Stock available for grant collectively under the Plans to 4,000,000.

     4.   Such other business as may properly come before the meeting.


     Only shareholders of record at the close of business on December 8, 2000, are entitled to notice of, and to vote at, the Annual Meeting.



                                          By Order of the Board of Directors



                                          Allyson S. Kissell
                                          Secretary



Denver, Colorado
December 22, 2000


It is important that all shareholders be represented at the Annual Meeting. We urge you to sign and return the enclosed Proxy as promptly as possible, whether or not you plan to attend the meeting. The Proxy should be returned in the enclosed postage prepaid envelope. If you do attend the Annual Meeting, you may then withdraw your Proxy. The Proxy may be revoked at any time prior to its exercise.

                        Auto-trol Technology Corporation
                          12500 North Washington Street
                           Denver, Colorado 80241-2400

     ----------------------------------------------------------------------

                                 Proxy Statement
                                       For
                         Annual Meeting of Shareholders
                           To Be Held January 30, 2001

     This Proxy Statement (the "Proxy Statement") is furnished to shareholders of Auto-trol Technology Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, January 30, 2001, at the Company's headquarters, 12500 North Washington Street, Denver, Colorado, at 10:00 a.m. Mountain Standard Time, and at any adjournment thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is December 22, 2000. ANY PROXY MAY BE REVOKED IN PERSON AT THE MEETING, EITHER BY SUBMITTING A PROXY DATED LATER THAN THE PROXY TO BE REVOKED OR BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

     In addition to the solicitation of proxies by mail, officers and other representatives of the Company may solicit the return of proxies by telephone, telegraph or personal contact. The Company will bear the expense of preparing, printing, assembling and mailing this Proxy Statement and accompanying material to its shareholders and will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy solicitation material to beneficial owners.

     All references in this Proxy Statement to the Company's last fiscal year refer to the period from October 1, 1999 to September 30, 2000.

          The list of shareholders of record on December 8, 2000, will be available for review at the Company's headquarters for ten (10) days prior to the Annual Meeting.


                              SHAREHOLDER PROPOSALS

     Subject to the rules of the Securities Exchange Act of 1934, any shareholder who intends to submit a proposal for action at the annual meeting of shareholders must be a record or beneficial owner of at least one percent (1%) or $2,000 in market value of securities entitled to be voted at the meeting and must have held such securities for at least one year. Further, the shareholder must continue to own such securities through the date on which the meeting is held. Currently, the 2001 Annual Meeting of Shareholders is scheduled to be held on January 29, 2002. To be considered for inclusion in the proxy material for the next annual meeting, proposals must be received by the Secretary of the Company at 12500 North Washington Street, Denver, Colorado 80241-2400 on or before September 30, 2001.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The Company's outstanding voting stock consists of Common Stock. Only holders of Common Stock of record at the close of business on December 8, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the meeting. On the Record Date there were 35,526,130 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting.

     A majority of the Company's outstanding voting Common Stock, represented in person or by proxy, is necessary to constitute a quorum to take action at the meeting. Cumulative voting is not permitted. Any stockholder present in person or by proxy (including broker non-votes) at the Annual Meeting, but who abstains from voting, shall be counted for purposes of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. There are no appraisal rights in connection with any matter to be voted upon at the meeting.

     The three nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors shall be elected as directors. The affirmative vote of a majority of the shares of Common Stock entitled to vote thereon is required to approve the amendment to the Company's Articles of Incorporation as set forth in Proposal 2. To approve the amendment of the Company's Stock Option Plans as set forth in Proposal 3, the number of votes cast by those shares represented in person or by proxy at the Annual Meeting must exceed the number of votes cast opposing the action. Cumulative voting is not permitted.

     With respect to Proposal 2, an abstention (or broker non-vote) has the same effect as a vote against the proposal. With respect to Proposals 1 and 3, abstentions and broker non-votes will have no effect on the proposals (except for determining whether a quorum is present at the Annual Meeting).

     The following table sets forth, as of December 8, 2000, information with respect to beneficial ownership of the Company's Common Stock by each person beneficially owning more than five percent (5%) of the outstanding shares of such Common Stock:


--------------------------------------------------------------------------------
                                                      Shares          Percent
                                                   Beneficially         of
Title of Class         Name and Address               Owned            Class
================================================================================
 Common Stock          Hillman Trusts(1)           1,843,922 (2)        .05%
--------------------------------------------------------------------------------
 Common Stock        Howard B. Hillman(1)         35,317,804 (2)(3)    99.4%
--------------------------------------------------------------------------------
 Common Stock   Venhill Limited Partnership(1)    32,804,115 (4)       92.3%
--------------------------------------------------------------------------------


     (1) The address is c/o Howard B. Hillman, Taconic Group, 158 Main Street, New Canaan, CT 06840.

     (2) The Hillman Trusts are comprised of thirteen separate trusts holding in aggregate 1,843,922 shares. These shares are also included in the total for Howard B. Hillman, President, CEO and a director of the Company. Under the terms and conditions of the Trusts, Mr. Hillman has sole voting and investment powers for one Trust which includes 1,000 shares; shared voting and investment powers for eleven Trusts which include 936,255 shares; and neither voting nor investment powers for one Trust which includes 906,667 shares. Additionally, Mr. Hillman is the beneficiary and Trustee of one of the Trusts; beneficiary of two of the Trusts; and the Trustee of ten of the Trusts. The other Trustees and beneficiaries of the Hillman Trusts are neither officers nor directors of the Company.

     (3) Includes 669,767 shares held directly by Howard B. Hillman; 32,804,115 shares owned by Venhill Limited Partnership of which Mr. Hillman is a general partner; and 1,843,922 shares held by the Hillman Trusts. Excludes an aggregate of 800 shares owned by Mr. Hillman's adult children, as to which shares Mr. Hillman disclaims beneficial ownership.

     (4)  Howard B. Hillman is a general partner of Venhill Limited Partnership.


     The following table sets forth, as of December 8, 2000, information with respect to beneficial ownership of the Company's Common Stock by each director of the Company, each of whom is a nominee for election as director, by each named executive officer, and by the present directors and officers of the Company as a group:


-------------------------------------------------------------------------------------------
                                                             Amount and Nature     Percent
                                                                     of              of
Title of Class                     Name                     Beneficial Ownership    Class
===========================================================================================
Common Stock   Howard B. Hillman                                35,317,804 (1)      99.4%
               ----------------------------------------------------------------------------
               Major General William R. Usher, USAF (Ret.)           3,600 (2)        *
               ----------------------------------------------------------------------------
               J. Roderick Heller, III                               2,900 (2)        *
-------------------------------------------------------------------------------------------
Common Stock   All current directors and officers as a group
                 (6 persons) (1) (2)                            35,324,304          99.4%
-------------------------------------------------------------------------------------------


     *    Less than 1 percent.

     (1) Includes 770,333 shares of Common Stock held of record by the Hillman Trusts of which Howard B. Hillman is both a Trustee and a beneficiary; 166,922 shares of Common Stock held of record by the Hillman Trusts of which Mr. Hillman is a Trustee but not a beneficiary and as to which he disclaims beneficial ownership; 906,667 shares of Common Stock of which Mr. Hillman is a grantor and neither a Trustee nor a beneficiary; 669,767 shares of Common Stock owned directly by Mr. Hillman; 32,804,115 shares owned by Venhill Limited Partnership of which Mr. Hillman is a general partner; and excludes an aggregate of 800 shares held by Mr. Hillman's adult children, as to which shares Mr. Hillman disclaims beneficial ownership.

     (2)  Includes stock options that will have vested by February 20, 2001.


Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent (10%) shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of reports furnished to the Company, the Company believes that all filings applicable to its executive officers, directors and ten percent (10%) beneficial owners complied with applicable Commission regulations during the last fiscal year.


Performance Graph
-----------------

     The following graph compares the Company's, the peer group's and the Standard & Poors' 500 yearly percentage change in cumulative total shareholder return for the past five years, as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the registrant's share price at the end and at the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. The graph assumes that $100 was invested on September 30, 1995 and that all dividends were reinvested.

     For purposes of this Proxy Statement, the peer group, which Auto-trol Technology Corporation considers to be its competitors, is made up of the following four companies: Altris Software, Inc.; Documentum, Inc.; Structural Dynamics Research Corporation; and Intergraph Corporation. This is the same peer group that was used for comparative purposes in the Company's Proxy Statement dated December 22, 1999.


[GRAPHIC OMITTED]

                        PROPOSAL 1: ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall consist of not fewer than three persons. In accordance with the Bylaws, three directors are to be elected to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. The proxies will be voted, unless authority to do so is withheld, in favor of the nominees listed below, all of whom comprise the current Board of Directors of the Company, each having served in that capacity since the dates indicated. In the event any of the nominees shall become unavailable, the persons named as proxies may vote for a substitute nominee or vote for fewer than three directors.

     The three nominees for election as directors who receive the greatest number of votes cast for the election of directors shall be elected as directors of the Comnpany.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

Nominees For Directors
----------------------

     The following table sets forth certain information regarding each nominee for election as director of the Company:

-------------------------------------------------------------------------------------------
                                               Business Experience for the Past Five Years;
                     Position with the Company;          Year Became Director and
Name; Age               Principal Occupation                Other Directorships
===========================================================================================
Howard B. Hillman    President of the Company, Chief    Director of the Company since
Age 66               Executive Officer and Chairman     1973. President and Chief
                     of the Board of Directors.         Executive Officer of the Company
                                                        since 1985. Private investor,
                                                        Trustee and beneficiary of
                                                        certain Hillman Family Trusts.
                                                        Mr. Hillman is also a Director
                                                        of Colorado Public Broadcasting
                                                        System (Channel Six, Denver,
                                                        Colorado).
----------------------------------------------------------------------------------------
Major General        Director of the Company.           Director of the Company since
William R. Usher,                                       1988. October 1997 to March
USAF (Ret.)                                             1999, self-employed Consultant.
Age 67                                                  March 1999 to present Chairman
                                                        and Chief Executive Officer of
                                                        Core Software Technology.
                                                        September 1994 through September
                                                        1997, Director, Business
                                                        Development, Lockheed Martin
                                                        Corporation. Mr. Usher is also
                                                        a Director of Exigent
                                                        International, Inc.
----------------------------------------------------------------------------------------
J. Roderick Heller,  Director of the Company.           Director of the Company since
III                                                     1984. 1997 to Present, Chairman
Age 63                                                  and Chief Executive Officer of
                                                        Carnton Capital Associates. 1985
                                                        to December 1997, Chairman and
                                                        Chief Executive Officer of NHP
                                                        Incorporated. Director, City
                                                        First Bank, N.A.
----------------------------------------------------------------------------------------

There are no arrangements or understandings between any of the above-listed directors, or any other persons, pursuant to which any of the directors have been selected as such.

                Meetings and Committees of the Board of Directors
                -------------------------------------------------

     During the Company's last fiscal year, the Board of Directors met four times. Messrs. Hillman, Heller, and Usher were present at all meetings. The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee.

     The Audit Committee advises the Board of Directors with respect to (i) the selection of independent certified public accountants, who annually audit the books and records of the Company and its consolidated subsidiaries; (ii) the scope of such audit; (iii) the adequacy of the financial statements prepared for publication by management and the adequacy of the audits of such statements; and
(iv) the adequacy of the financial and accounting control procedures and the financial management of the Company. The current members are Messrs. Hillman and Heller. The Audit Committee did not meet separately from the Board of Directors meetings during the twelve months ended September 30, 2000.

     The Compensation Committee advises the Board of Directors with respect to executive compensation, stock options and other forms of compensation. The current members are Messrs. Usher and Heller. The Compensation Committee met twice during the twelve months ended September 30, 2000. Messrs. Heller and Usher attended the meetings of the Compensation Committee.

     Each director who is not also an officer of the Company received $2,000 for attending each of the scheduled meetings of the Board of Directors in fiscal year 2000. Directors were reimbursed for travel expenses for attending the Board Meetings.


                                    OFFICERS

     Set forth below is a description of the present executive officers and officers of the Company except for Mr. Hillman, President, Chief Executive Officer and Chairman of the Board, who is described above. All officers of the Company hold office until their successors are appointed by the Board of Directors. There are no arrangements or understandings between any of the officers listed below, or any other persons, pursuant to which any of the officers have been selected as such.

Allyson S. Kissell - Secretary
------------------------------

     Ms. Kissell, age 52, joined the Company in 1984, and has various managerial responsibilities, including management of the Legal Department. Ms. Kissell was appointed Assistant Secretary in 1987, and was appointed Secretary of the Company effective September 16, 1992.

Lisa A. Jayne - Assistant Secretary
-----------------------------------

     Ms. Jayne, age 32, joined the Company in 1990, and has held various positions with the Human Resource Department during her employment with the Company. In July, 1995 Ms. Jayne was promoted to Human Resource Manager, and was appointed Assistant Secretary of the Company effective April 14, 1999.

Carol Hamline - Corporate Controller
------------------------------------

     Ms. Hamline, age 49, joined the Company in 1998 as Corporate Controller. Prior to her employment with the Company, Ms. Hamline was Manager of Business Systems Development Team for Ball Corporation from 1996 to 1998. Ms. Hamline was General Accounting Supervisor for Ball Packaging Operations, of Westminster, Colorado from 1995 to 1996, and was Corporate Controller for Bethco, Inc. of Huntsville, Alabama from 1993 to 1994.

                           EXECUTIVE COMPENSATION

Report from the Company's Compensation Committee
------------------------------------------------

     The Compensation Committee of the Board of Directors has reviewed executive compensation and concluded that salaries for executive officers should be based on a combination of factors including evaluation of compensation for executive positions within the industry, as well as the individual's past performance, education, job responsibilities and future potential with the Company.

     For its evaluation of compensation, the Committee did not rely on specific data from specific companies within the systems integration industry, but rather, on its broad understanding of competitive salaries for comparable executive positions. Based on this approach, there is no direct relationship between other companies and the broad industry "norms" used by the Committee in its deliberations regarding Company executive compensation.

     The objective of the Committee is to determine salaries that are sufficient to attract, motivate and retain executives of outstanding ability and potential. The Committee further attempts to establish a relationship between executive compensation and the creation of shareholder value. These objectives are achieved by providing a combination of cash compensation and stock option grants. Options are granted to executives based on subjective performance evaluation and not the attainment of specific performance goals.

     All of the above factors and policies were considered in determining the compensation of Mr. Hillman, President and Chief Executive Officer of the Company. However, in May 1991, Mr. Hillman voluntarily lowered his salary to its present level and has again asked the Compensation Committee not to increase his salary this fiscal year.

Major General William R. Usher, USAF (Ret.)                   Director
-------------------------------------------

J. Roderick Heller, III                                       Director
-----------------------


     The following Summary Compensation Table sets forth the salary, bonus and other compensation earned during the last three fiscal years by Howard B. Hillman, the Company's Chief Executive Officer. No stock appreciation rights were granted to the named executive officer for the years indicated.


                                   SUMMARY COMPENSATION TABLE

                                                                        Long Term Compensation
-------------------------------------------------------------------------------------------------
                              Annual Compensation                         Awards          Payouts
-------------------------------------------------------------------------------------------------
                                                     All         Restricted
                                                    Other           Stock      Options    LTIP
Name and Principal   Fiscal    Salary   Bonus       Annual         Award(s)    Granted    Payouts
     Position         Year      ($)     ($)(1)  Compensation ($)     ($)       (shares)    ($)
=================================================================================================
Howard B. Hillman     2000   $ 100,000   $240         --             N/A          --       N/A
President and Chief   1999   $ 100,000   $240         --             N/A          --       N/A
Executive Officer     1998   $ 100,000   $240         --             N/A          --       N/A
-------------------------------------------------------------------------------------------------

(1) This column reflects compensation to named executive officers under the Company's 401(k) Retirement Plan.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     The two members of the Company's Compensation Committee, Mr. Usher and Mr. Heller, have no interlocking relationships as defined by SEC rules and regulations.


                          STOCK OPTIONS AND OTHER PLANS

     The Company has an Incentive Stock Option Plan ("ISO Plan"), a Special Purpose Stock Option Plan ("SPSO Plan") and an Employee Stock Purchase Plan ("ESP Plan"). The Board of Directors may from time to time alter, amend, suspend or discontinue the ISO Plan, the SPSO Plan and the ESP Plan, except that the Board may not take action which adversely affects the rights and obligations with respect to stock options outstanding under the Plans. The Board may not, without approval of the shareholders: (i) increase the maximum number of shares of Common Stock that may be made subject to options under any of the Plans; (ii) materially increase the benefits accruing to participants under any of the Plans; or (iii) materially modify the requirements as to eligibility for participation in any of the Plans.


     As amended by the shareholders in January 1992, the ISO Plan and the SPSO Plan options were pooled, combining the number of shares available for grant under both Plans. In 1998, the shareholders approved an increase of shares available for grant under the Plans to 1,000,000. In 1999, the Shareholders approved an increase of shares available for grant under the Plan to 2,000,000. A proposal to amend the ISO Plan and SPSO Plan to increase the number of shares available for issuance under these Plans is being submitted to shareholders for approval at the Annual Meeting (See Proposal 3 on Page 11).

     Any shares of Common Stock that were subject to Stock Options, but for which such Stock Options have expired, shall again be available for purposes of granting Stock Options under the ISO Plan and the SPSO Plan. As of September 30, 2000 a total of 385,986 options for shares of Common Stock remained available for grant collectively under these Plans. There is no specific commitment of the shares in the plans; however, management anticipates making grants within the year.


Incentive Stock Option Plan
---------------------------

     Under the ISO Plan, key employees are granted options to purchase Common Stock of the Company at a per share price equal to the fair market value of a share of Common Stock on the date that the option is granted. Almost all of the Company's approximately 177 employees could qualify as key employees. The Compensation Committee determines the optionees, the number of shares covered by the options, and the exercise price of options granted under the ISO Plan. Compensation Committee members are not eligible to receive options under the ISO Plan.

     A copy of the ISO Plan is available upon shareholder request.

Special Purpose Stock Option Plan
---------------------------------

     The SPSO Plan was adopted in 1981, approved by the shareholders in 1982, revised in 1994, 1995, 1998 and revised again in 1999. Under the SPSO Plan, options are granted at the fair market value of the shares on the date of grant. The Compensation Committee determines the optionees, the number of shares covered by the options, and the exercise price of the options granted under the Plan. The options granted and to be granted under the SPSO Plan are not "incentive" stock options which meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended. Compensation Committee members are eligible to receive options under the SPSO Plan.

Under either the ISO Plan or the SPSO Plan, options become exercisable in five cumulative annual installments of twenty percent (20%) per year, and remain exercisable until the option expires. A change of ownership of the Company may accelerate the vesting schedule of the options. An unexercised option generally expires on the tenth anniversary of the date on which it was granted, or thirty
(30) days after termination of the employment, or six months after the death or disability of the optionee. The exercise price on the date of grant may be paid either in cash or at the discretion of the Compensation Committee by delivery of shares of the Company's Common Stock previously purchased, valued at the market price as of the date such shares are tendered to the Company. The Compensation Committee may, in its discretion, establish provisions for the exercise of stock options different from those described in this paragraph. No named executive officer exercised any stock options in fiscal year 2000.

     A copy of the SPSO Plan is available upon shareholder request.


                          Option Reporting Requirements
                          -----------------------------

                               Option Grants Table
                               -------------------

     None of the named executive officers referred to in the Summary Compensation Table were granted stock options during the period from October 1, 1999 through September 30, 2000.


       Aggregated Option Exercises and Fiscal Year End Option Value Table
       ------------------------------------------------------------------

     None of the named executive officers held or received options at the end of the last fiscal year.


Employee Stock Purchase Plan
----------------------------

     The Company's Employee Stock Purchase Plan ("ESP Plan") became effective in 1980, and is administered by two members of the Board of Directors (the "Committee"). Almost all full-time employees who have been with the Company for at least six months and who work seventeen and one-half (17 1/2) hours per week are entitled to participate in the ESP Plan. The purchase period for the ESP Plan begins on March 1 and ends October 31, for each calendar year. All employees who wish to participate in the ESP Plan must re-enroll at the beginning of each purchase period.

     An employee may purchase stock equal to the lesser of ten percent (10%) of his annual salary, or the number of shares authorized by the Committee. The ESP Plan allows employees to purchase Common Stock at the lesser of either full market price, or at a five percent (5%) discount of the fair market price of the stock at the beginning of the purchase period, or at a five percent (5%) discount of the fair market price when the stock is purchased.

     No shares of Common Stock were acquired under the ESP Plan from October 1, 1999 through September 30, 2000 by the named executive officer. During fiscal year 2000 an aggregate of 2,224 shares were purchased by employees of the Company pursuant to the ESP Plan.

     A copy of the ESP Plan is available upon shareholder request.

Retirement Savings Plan
-----------------------

     The Company's Retirement Savings Plan (the "Retirement Plan") is a cash or deferred profit-sharing plan designed to comply with the requirements of Section 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. All employees of the Company may participate in the Retirement Plan, provided that they have six months of service with the Company. The Retirement Plan is administered by a committee appointed by the Board of Directors.

     Funds of the Plan are held, invested and administered by an independent company. Plan funds may not be invested in Common Stock of the Company.

     Under the Plan, employees may contribute an amount equal to up to twenty percent (20%) of their compensation per pay period, subject to statutory limitations, to a tax deferral account. The percentage of compensation that may be contributed by the highly compensated employees under the Internal Revenue Code depends on the average percentage of compensation contributed by the non-highly compensated employees.

     The Company will contribute, to the employee's account, an amount equal to the employee's contribution, up to ten dollars ($10) per pay period. The value of an employee's account is payable to the employee or the employee's beneficiary upon the employee's retirement, voluntary or involuntary termination of employment, death, or disability. Prior to such time, withdrawals may only be made for financial hardships as defined by the Internal Revenue Code and Regulations.

     The Board of Directors may, in its discretion, terminate the Retirement Plan at any time, in whole or in part. Upon such termination, the Retirement Plan provides for the distribution of the assets of the fund for the benefit of its participants.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal year 2000 the Company borrowed $7,100,000 from the Venhill Limited Partnership ("Venhill"), in which Mr. Hillman, the general partner, has voting and investment powers. The Company used the amounts borrowed as working capital. In December 1999 the Board of Directors approved the conversion of $1,000,000 of the debt to Venhill for 2,000,000 shares of Common Stock at a conversion price of $0.50 per share. In February 2000 the Board of Directors approved the conversion of $2,000,000 of the debt to Venhill for 1,025,641 shares of Common Stock at a conversion price of $1.95 per share. In May 2000 the Board of Directors approved the conversion of $2,000,000 of the debt to Venhill for shares of Common Stock at a conversion price of $.625 per share. The price per share for each conversion approximates the market bid price at the date of conversion. The Company's related party debt activity for the fiscal year ending September 30, 2000 was as follows:


           Note payable balance as of October 1, 1999      $4,050,000
           Additional amount borrowed                       7,100,000
           Amount paid                                              0
           Amount converted to Common Stock by Venhill      5,000,000
                                                           ----------
           Note payable balance as of September 30, 2000   $6,150,000
                                                           ==========

     The outstanding Venhill notes are payable October 1, 2001 and bear interest at ten percent (10%). Interest payable relating to this debt was approximately $414,508 as of September 30, 2000, of which all is due to Venhill.

             PROPOSAL 2. AMENDMENT OF THE ARTICLES OF INCORPORATION

Increase in Number of Shares of Authorized Common Stock
-------------------------------------------------------

     The shareholders will be asked to approve a proposal to amend the Company's Articles of Incorporation (the "Amendment") increasing the number of authorized shares of the Company's Common Stock from 40,000,000 (forty million) shares to 60,000,000 (sixty million) shares. The holders of Common Stock are entitled to receive dividends, when, as, and if declared by the Company's Board of Directors, out of funds legally therefor. All voting rights are vested in the holders of Common Stock, each share being entitled to one vote. The shareholders of the Company do not have cumulative voting rights in the election of directos, or preemptive rights. On liquidation or dissolution of the Company, the holdes of Common Stock are entitled to share, on a pro rata basis, in the net assets of the Company which remain after satisfaction of all liabilities. The Common Stock is subject to rights of redemption.

Background
----------

     Conversion of related party debt to Common Stock over the past five years (1995-present) has reduced the number of shares available to be issued to 4,249,418. Therefore, Management and the Board of Directors recommend the increase in the number of authorized shares of Common Stock. Upon approval of the Amendment, the Board of Directors will be able to issue 24,249,418 shares of Common Stock without further Stockholder approval. As of September 30, 2000, the Company's shareholder's equity was approximately $1,301,000. Losses incurred by the Company in future fiscal quarters could reduce shareholder equity and require the issuance of additional shares of Common Stock upon conversion of related party debt. Additional issuances of Common Stock will dilute existing shareholder ownership of the Company.

Interests of Certain Persons in Proposal 2
------------------------------------------

     In August 2000, the Company sold 8,064,516.13 shares of Common Stock to an affiliate of Howard Hillman, the Company's President, Chairman of the Board and majority shareholder, for a total price of $2,500,000. This sale is contingent upon the approval by the Company's shareholders of Proposal 2, since the Company does not currently have sufficient authorized Common Stock to complete this transaction. If Proposal 2 is approved, the Company will complete the sale to Mr. Hillman's affiliate and issue 8,064,516.13 shares of Common Stock.

Board Recommendation
--------------------

     Based on the foregoing consideration, the Board of Directors approved a resolution to amend the Company's Articles of Incorporation to provide for an increase in the number of authorized shares of Common Stock from 40,000,000 (forty million) shares to 60,000,000 (sixty million) shares.

The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the proposal.

Vote Required for Approval of the Proposal to Amend the Articles of
Incorporation
-------------------------------------------------------------------

     The affirmative vote of the majority of the shares entitled to vote represented on this proposal will be necessary to approve the proposal. Approval is assured since the Hillman entities intend to vote in favor of the proposal.

                   PROPOSAL 3. APPROVAL TO AMEND THE COMPANY'S
                                  OPTION PLANS

Amendment to Increase the Number of Shares Available for Grant Under the Company's Stock Option Plans
------------------------------------------------------------------------


     The shareholders will be asked to approve a proposal to amend the Company's Special Purpose Stock Option Plan and Incentive Stock Option Plan ("the Plans") to increase the number of shares of Common Stock collectively available for grant under the Plans. The amendments, if approved, would provide a maximum of 4,000,000 shares of Common Stock available for grant collectively under the Plans. (See Exhibit A on Page 14). There is no specific commitment of the shares in the plans; however, management anticipates making grants within the year.


     The Company's Special Purpose Stock Option Plan Section 5.1 will be amended to read as follows:

     5.1 Maximum Number
     ------------------

     The maximum, aggregate number of shares of Common Stock that may be made subject to Stock Options granted under the Plan shall be four million (4,000,000) under this Plan and the Company's Incentive Stock Option Plan, as determined from time to time to be appropriate by the Compensation Committee. In no event shall the total amount of shares for which options are granted under both Plans exceed 4,000,000 shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made available for Stock Option grant.

     The Company's Incentive Stock Option Plan contains the same section 5.1 which will be amended to read as follows:

     5.1 Maximum Number
     ------------------

     The maximum, aggregate number of shares of Common Stock that may be made subject to Stock Options granted under the Plan shall be four million (4,000,000) under this Plan and the Company's Special Purpose Stock Option Plan, as determined from time to time to be appropriate by the Compensation Committee. In no event shall the total amount of shares for which options are granted under both Plans exceed 4,000,000 shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made available for Stock Option grant.

Outstanding Option Grants
-------------------------

Background
----------

     The Company has a Special Purpose Stock Option Plan and an Incentive Stock Option Plan, which provide for the grant of Stock Options to key employees and members of the Board of Directors in order to advance the interests of the Company and its participating subsidiaries through the motivation, attraction and retention of Board members and key employees.

Reason for the Action
---------------------

     As of September 30, 2000, of the 2,000,000 authorized shares of common stock available for grant under the Plans collectively, there were 385,986 shares of Common Stock remaining available for grant. Management believes that the number of shares remaining available for grant under the Plans is insufficient to continue to meet the goals of the Plans.

Board Recommendation
--------------------

     Based on the foregoing consideration, the Board of Directors approved an amendment to the Company's Special Purpose Stock Option Plan and Incentive Stock Option Plan to increase the number of shares available for grant collectively under the Plans to 4,000,000 shares of Common Stock.

The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the proposal.
--------------------------------------------------------------------------

Vote Required for Approval of the Proposal to Amend the Company's Special Purpose Stock Option Plan and Incentive Stock Option Plan to Increase the Number of Shares of Common Stock Available for Grant Collectively Under the Plans.

     To approve the amendment of the Plans, the number of votes cast by those shares represented in person or by proxy at the Annual Meeting must exceed the number of votes opposing the action. Approval is assured since the Hillman entities intend to vote in favor of the proposal.

                                  OTHER MATTERS

     The items discussed above are the only items of business, other than routine procedural matters, which management intends to present or is informed that others intend to present, for action as to which proxies received or presented at the meeting are to be used. However, if other matters are properly presented at the meeting, proxies named by the Board of Directors will vote the shares represented by them in accordance with the recommendations of the Board of Directors of the Company.


           RELATIONSHIPS WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company retained Gelfond Hochstadt Pangburn & Co., as its independent certified public accountants effective 1999, and they have been selected to continue in such capacity for the current fiscal year.

     Representatives of Gelfond Hochstadt Pangburn & Co., are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


                              FINANCIAL STATEMENTS

     Consolidated financial statements for the Company are included in Auto-trol Technology Corporation's Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. A copy of this Report may be obtained without charge upon written request directed to Ms. Allyson S. Kissell, Secretary, 12500 North Washington Street, Denver, Colorado 80241-2400.


                                            By Order of the Board of Directors



                                            Allyson S. Kissell
                                            Secretary

Denver, Colorado
December 22, 2000

                                    EXHIBIT A



                             PROPOSED AMENDMENTS TO
                        AUTO-TROL TECHNOLOGY CORPORATION
          SPECIAL PURPOSE STOCK OPTION AND INCENTIVE STOCK OPTION PLANS


     Section 5.1 of the Company's Special Purpose Stock Option Plan will be amended to read as follows:

     "5.1 Maximum Number. The maximum, aggregate number of shares of Common Stock that may be made subject to Stock Options granted under the Plan shall be four million (4,000,000) under this Plan and the Company's Incentive Stock Option Plan, as determined from time to time to be appropriate by the Compensation Committee. In no event shall the total amount of shares for which options are granted under both Plans exceed 4,000,000 shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made available for Stock Option grant."

     Section 5.1 of the Company's Incentive Stock Option Plan will be amended to read as follows:

     "5.1 Maximum Number. The maximum, aggregate number of shares of Common Stock that may be made subject to Stock Options granted under the Plan shall be four million (4,000,000) under this Plan and the Company's Special Purpose Stock Option Plan, as determined from time to time to be appropriate by the Compensation Committee. In no event shall the total amount of shares for which options are granted under both Plans exceed 4,000,000 shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made available for Stock Option grant."








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